Exhibit 10.2

Fourth Amendment to Employment Agreement

This Fourth Amendment to the Employment Agreement (this “Fourth Amendment”) is entered into as of this 28 day of November 2016, by and between Yifat Zommer, an individual residing at Rehovot, Israel (the “Executive”), and ORAMED Ltd., a company incorporated under the laws of the State of Israel, with an address at Hi-Tech Park 2/4 Givat Ram, Jerusalem, Israel 91390 (the “Company”).

WHEREAS, the Company and the Executive entered into an Employment Agreement, dated as of April 19, 2009 (the “Original Agreement”), which was amended on August 31, 2009 , on July 17, 2013 and on July 21, 2015 (the “Amendments”, and together with the Original Agreement, the “Employment Agreement”); and

WHEREAS, Company and the Executive desire to amend some of terms and conditions of the Employment Agreement.

NOW, THEREFORE, the Company and the Executive agree as follows:

1.           In Section 2.1(a) - Salary of the Original Agreement, the following paragraph is hereby added:

As of January 1st, 2017, the Executive shall be entitled to a gross monthly salary of NIS 36,680 (the “Salary”).

2.           Except for the changes and/or additions stated herein, all the other terms of the Employment Agreement shall remain valid and bind the parties without any change. In the case of a contradiction between the provisions of this Fourth Amendment and the provisions of the Employment Agreement, the provisions of this Fourth Amendment shall prevail. Without limiting the generality of the foregoing, the term “Agreement” as used in the Employment Agreement shall be deemed to be the Employment Agreement as amended by this Fourth Amendment.

IN WITNESS WHEREOF, the parties have executed this Fourth Amendment to Employment Agreement as of November 28th, 2016.

Oramed Ltd.

/s/ Nadav Kidron
Nadav Kidron, CEO

/s/ Yifat Zommer
Yifat Zommer